Exhibit 99.3

Date of release: 01/31/2013

The following materials contain “forward looking statements,” including those relating to loss reserves and claim estimates, that are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or suggested by such statements. Such risks or uncertainties include but are not limited to those which may be noted more fully in the materials themselves, as well as those discussed or identified from time to time in The Chubb Corporation’s public filings with the Securities and Exchange Commission. The Chubb Corporation assumes no obligation to update any forward-looking information set forth in the following materials, which speak as of January 31, 2013 or as otherwise specified in the materials.

•	Purpose of Updated Review

•	Evaluation Methodology

•	Exposure Analysis

•	Asbestos Payments and Reserves

•	Three Year Reserve Comparison

•	Conclusions

•	Reassess Chubb’s ultimate liability regarding asbestos exposures using an internal analysis, reviewed by our independent outside consulting actuaries

•	Determine appropriate reserve levels

•	Ensure aggressive case management of asbestos claims

–	manage our exposure

–	identify trends or issues that may impact exposure

•	Provide relevant substantive information requested by investors and rating agencies

•	Chubb segmented its defendant policyholders into two groups

Traditional defendant policyholders (Tiers 1 & 2)

–	Those engaged in asbestos mining, manufacturing and building products industries

Peripheral defendant policyholders (Tiers 3 & 4)

–	Those who manufactured, distributed, or installed an asbestos-containing product or who owned or operated a facility where asbestos products were present

Within these policyholder categories:

•

All Tier 1 & 2 accounts and Tier 3 & 4 accounts with Chubb incurred losses of at least $3M or judged to have high potential exposure were evaluated individually. Claimant information and available coverage were reviewed for each defendant policyholder, including terms of coverage, policy limits and aggregate limits.

•

Tier 3 & 4 accounts not individually evaluated were analyzed in the aggregate using statistical techniques. Factors considered include available coverage, claimant count, report year, bankruptcy, coverage dispute and case reserve amount.

•	Future claims from unknown defendant policyholders were estimated based on claim reporting patterns and projected claim severities.

($ in millions)

	No. of Open Policyholders At 12/31/12	Total Net Paid In 2012	Net Asbestos Reserves At 12/31/12
	#	$	$

Traditional Defendants Tier 1	2	—	33
Traditional Defendants Tier 2	12	7	108
Peripheral Defendants Tiers 3 & 4	365	34	321
All Other		3	20
Reserves for future claims from unknown policyholders	Unknown	—	107

Total	379	44	589

Total net asbestos reserves at 12/31/12: $589M

•	Case reserves of $258M

–	Established by Claim Department on known claims

•	IBNR reserves of $331M

–	Includes provision for:

•	potential reserve development on known defendant policyholders (development)

•	future claims from unknown defendant policyholders (pure IBNR)

•	future declaratory judgment actions and other litigation

($ in Millions)	2012	2011	2010

Beginning Reserves	$605	$631	$689

Incurred Losses & LAE	28	22	0

Calendar Year Payments for Losses	(25)	(28)	(36)

Calendar Year Payments for LAE	(19)	(20)	(22)

Ending Reserves	$589	$605	$631

IBNR portion of Ending Reserves	$331	$336	$359

•	Chubb’s asbestos net reserves of $589M at 12/31/12 are based on our 2012 analysis of our ultimate asbestos liabilities

•	This reserve represents Chubb’s best estimate of our ultimate asbestos liability at 12/31/12

•	This reserve amount is at full (undiscounted) value, and no consideration has been given for legislative or judicial relief

•	The net reserve reflects a modest reinsurance recoverable amount of approximately 3% of the gross reserve

•	Net payments for asbestos liabilities in 2012 were $44M

•	Reserves at 12/31/12 calculate to a 3 year survival ratio of 11.8

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